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                                                                   Exhibit 23.2




                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated March 4, 1999, with respect to the financial statements and schedules of Components by John McCoy, Inc. included in the Pre-Effective Amendment No. 1 to the Registration Statement (Form S-1) and related prospectus of The Pietrafesa Corporation for the registration of shares of its common stock.



                                           /s/ Lawrence B. Goodman & Co. P.A.
                                           Certified Public Accountants


Fair Lawn, New Jersey
May 24, 1999